Exhibit 10.20

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

SEVENTH AMENDMENT TO PATENT LICENSE AGREEMENT

THIS SEVENTH AMENDMENT TO PATENT LICENSE AGREEMENT (the “Amendment”) is made and entered into effective as of October 27, 2006 (the “Amendment Effective Date”), by and between Massachusetts Institute of Technology, a Massachusetts corporation (“M.I.T.”), and Sangamo BioSciences, Inc., a Delaware corporation (“Sangamo”) having principal offices at 501 Canal Blvd, Suite A100, Richmond, CA 94804.

M.I.T. and Sangamo hereby agree to amend that certain Patent License Agreement, dated May 9, 1996, as previously amended (the “Agreement”) as follows:

1. Definitions. All defined terms used and not otherwise defined in this Amendment have the meanings ascribed to such terms in the Agreement. For the purpose of this Amendment, the following terms, when capitalized, have the following meanings:

(a) “Downstream Product” means any product discovered or developed by a Sublicensee through the use solely in the Reagent Field of Licensed Product(s) or Licensed Process(es) for which no payment was made by Sangamo pursuant to Section 3(a) or 3(b).

(b) “Reagent Field” means the use of zinc finger proteins as non-therapeutic reagents to modify the genome or nucleic acid or protein expression of a cell. The Reagents Field shall exclude the Agricultural Field.

(c) “Reagent Product” means (i) any Licensed Product in the Reagent Field or (ii) any Licensed Process in the Reagent Field.

(d) “Reagent Sublicense Income” means (i) any running royalty received by Sangamo from a Sublicensee based on such Sublicensee’s sales of a Downstream Product and (ii) any milestone payments received by Sangamo from a Sublicensee as result of such Sublicensee achieving development or commercialization milestones, in each case with respect to a Downstream Product. For clarity, Reagent Sublicense Income shall not include any upfront payments or research funding received by Sangamo, any payments for Sangamo equity, or payments received by Sangamo as result of the achievement of technical milestones with respect to a Reagent Product.

2. Field. For clarity, the Fields of Use shall include the Reagent Field.

3. Financial Terms. Notwithstanding the terms and conditions of the Agreement (including without limitation Article 4 thereof), Sangamo’s sole financial obligation to M.I.T. with respect to (x) the grant of sublicenses under the Patent Rights in the Reagent Field to Sublicensees and (y) the exploitation of the Patent Rights in the Reagent Field by Sangamo and/or Sublicensees, including the development and commercialization of Reagent Products and the development and commercialization of Downstream Products, shall be as follows:

(a) Sangamo shall pay M.I.T. [***] percent ([***]%) of Net Sales of Reagent Products sold directly by Sangamo (which Net Sales shall be based solely on Sangamo’s billings).

(b) Sangamo shall pay M.I.T. [***] percent ([***]%) of any amounts received by Sangamo as a result of the sale of Reagent Products by a third party.

(c) Sangamo shall pay M.I.T. [***] percent ([***]%) of all Reagent Sublicense Income received by Sangamo from Sublicensees. Such payments shall be due sixty (60) days after the end of the quarter in which Sangamo receives such Reagent Sublicense Income and shall accompany the report contemplated by Section 5.2 of the Agreement.

4. Miscellaneous. This Amendment amends the terms of Agreement as expressly provided above, and the Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect. This Amendment may be executed in counterparts and by facsimile.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to Patent License Agreement to be executed by their duly authorized representatives as of the date first above written.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Lita Nelsen

Name:	Lita L. Nelsen

Title:	Director, Technology Licensing Office

SANGAMO BIOSCIENCES, INC.

By:	/s/ Edward Lanphier

Name:	Edward Lanphier

Title:	President & CEO

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